Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
Ex-99.1 - Press Release

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 9, 2001

Westport Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16093	23-3020832

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Seventeenth Street
Suite 2300
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)

(303) 573-5404
(Registrant’s telephone number, including area code)

Item 5. Other Events.

      On June 9, 2001, Westport Resources Corporation issued a press release announcing that it has entered into a definitive Agreement and Plan of Merger with Belco Oil & Gas Corp. in a transaction valued at approximately $922 million, including the assumption of approximately $588 million of debt, fair market value of the hedge portfolio and convertible preferred stock. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Exhibit

99.1	Press release dated June 9, 2001 entitled “Westport to Merge with Belco for $922 million.”

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPORT RESOURCES CORPORATION

By: /s/ Howard L. Boigon
Date: June 11, 2001	Name: Howard L. Boigon Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Press release dated June 9, 2001 entitled “Westport to Merge with Belco for $922 million.”